Exhibit 10.28
IQVIA ELECTIVE DEFERRED COMPENSATION PLAN (POST 409A)

(Amended and Restated Effective January 1, 2018)

The purpose of this IQVIA Elective Deferred Compensation Plan (Post-409A) (the “Plan”) is to further the success of IQVIA Inc. (the “Company”) and its affiliates by providing deferred compensation for a select group of management and highly compensated employees, thereby giving such persons an additional incentive to continue in the employ of the Company and its subsidiaries. The Plan is an unfunded, nonqualified deferred compensation plan governed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan, which was originally named the Quintiles Transnational Corp. Elective Deferred Compensation Plan, was originally adopted effective for compensation deferred on or after January 1, 2005 and earnings thereon following enactment of Code Section 409A and was previously amended and restated effective November 6, 2008, January 1, 2014, and September 15, 2015, and further amended on or about September 30, 2016, when it was renamed the “Quintiles Elective Deferred Compensation Plan (Post-409A).” The Plan is a successor to a plan also named the Quintiles Transnational Corp. Elective Deferred Compensation Plan (as Amended November 6, 2003), which is maintained as a separate plan that was renamed the “Quintiles Elective Deferred Compensation Plan (Pre-409A)” (the “Pre-409A Plan”). Notwithstanding anything herein to the contrary, the Pre-409A Plan shall continue to govern the compensation of legacy employees of Quintiles Transnational Corp. and its subsidiaries deferred through December 31, 2004 and earnings thereon (“Pre-2005 Deferrals”). This amendment and restatement of the Plan shall be effective as of January 1, 2018.

ARTICLE I
ADMINISTRATION

The Plan shall be administered by the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of IQVIA Holdings, Inc. (“Holdings”), the Company’s corporate parent. Except as otherwise provided herein, the Committee shall have absolute discretionary authority to interpret and construe the provisions of the Plan as it deems appropriate, including the absolute discretionary authority to determine eligibility for benefits under the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Committee and the Company shall be final and binding on all persons and parties concerned. The Company shall furnish individual statements of accrued benefits to each participant or current beneficiary no less frequently than annually, in such form as may be determined by the Committee or the Company or required by law. In order to discharge its duties hereunder, the Committee shall have the power and authority to delegate its duties hereunder as it deems appropriate and to employ such outside professionals as may be required for the prudent administration of the Plan. In the case of any such delegation, references herein to the Committee shall be construed to refer to the Committee’s delegate to the extent of such delegation. No member of the Board or the Committee, and no officer or employee of the Company or other delegate of the Committee, shall be liable to any person for any action or determination that he or she makes in good faith in connection with the administration of the Plan.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

Section 2.1.     Eligibility. All executive officers of Holdings who primarily provide services to Holdings or its subsidiaries within the United States, as well as such members of management and/or highly compensated employees of Holdings and its subsidiaries (including the Company) as are designated from time to time by the Committee, shall be eligible to participate in the Plan. In no event shall non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States be eligible to participate in the Plan.

Section 2.2.    Election to Participate. The individuals described in Section 2.1 may elect to participate in the Plan each calendar year by submitting a written election to the Company in such form, and at such time (subject to the limitations below), as may be determined by the Committee (the “Deferral Election Form”). Participants may make two separate elections to defer the payment of compensation, one with respect to base salary and one with respect to any amounts payable to the participant pursuant to a short-term incentive plan (excluding any commission or other similar plan or arrangement), as and to the extent permitted by the Deferral Election Form (each a “Deferral Source”); provided that with respect to any commissions deferred prior to January 1, 2018 (which was then permitted by the Plan), such deferred commissions shall remain deferred as of January 1, 2018 in accordance with their terms, subject to the terms of the Plan. Except as otherwise provided herein, deferral elections with respect to compensation must be made before the beginning of the calendar year in which the services for which such compensation is payable are performed. In the first year in which a participant becomes eligible to participate in the Plan, the newly eligible participant may make an election to defer payment of compensation for services to be performed subsequent to the election within 30 days after the date the participant becomes eligible. Except as provided in Section 2.4, deferral elections shall be irrevocable as to the compensation for which they are made. In addition to the participant’s deferral elections, the Deferral Election Form for each calendar year (or portion of a calendar year in the event of a newly-eligible participant) shall specify the participant’s election with respect to the time and form of distribution of the amounts deferred from each Deferral Source for such year as permitted in Article IV. For purposes of this Plan, the term “compensation” shall mean, for any calendar year (or portion of a calendar year in the event of a newly-eligible participant), the sum of the participant’s base salary plus any amounts payable to the participant pursuant to a short-term incentive plan (excluding any commission or other similar plan or arrangement) for services rendered in such year or partial year. In the event a participant ceases to be eligible to participate in the Plan (including, without limitation, due to the Committee exercising its discretion to change the eligibility criteria for participation in the Plan) during a calendar year other than by reason of a “separation from service”, such participant’s deferral elections in respect of base salary for such calendar year and/or amounts payable pursuant to a short-term incentive plan for services rendered in such calendar year shall continue in effect; provided, however, that such participant shall be ineligible to participate in the Plan with respect to any compensation for any subsequent calendar years unless and until such time he or she again meets the eligibility requirements described in Section 2.1 hereof.

Section 2.3.     Minimum and Maximum Deferrals. The maximum amount of compensation that may be deferred with respect to any calendar year (or portion of a calendar year in the event of a newly-eligible participant) shall be 80% of the participant’s base salary in such year or partial year and 100% of any amounts payable to the participant pursuant to a short-term incentive plan (excluding any commission or other similar plan or arrangement) for services rendered in such year or partial year.

Section 2.4.     Change or Cancellation of Deferrals. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its discretion, permit a participant to revoke an existing deferral election mid-year and cease future deferrals for the remainder of the calendar year (i) due to an unforeseeable emergency as defined in Section 4.4 below or a hardship distribution pursuant to Treas. Reg. § 1.401(k)-1(d)(3) or (ii) due to a participant’s disability (as defined below), where such cancellation occurs by the later of the end of the calendar year or the 15th day of the third month following the date the participant incurs a disability. For purposes of this paragraph, a “disability” refers to any medically determinable physical or mental impairment resulting in the participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

Section 2.5.     Deferred Compensation Account; Reporting on Form W-2. For each individual electing to participate in the Plan, the Company shall establish and maintain an account (a “Deferred Compensation Account”) on the Company’s books and records. The amounts deferred by a participant shall be credited to this account as of the date such compensation otherwise would be payable. No amount shall actually be set aside for payment under the Plan. Any participant to whom an amount is credited under the Plan shall be deemed a general, unsecured creditor of the Company. To the extent required by Code Section 6051 and the regulations thereunder or other applicable law or regulation, the Company or its subsidiary shall report on Form W-2 for each participant the total amount of the participant’s deferrals for each calendar year under the Plan.

ARTICLE III
DEFERRED COMPENSATION

Section 3.1.    Investment Election. Each participant shall be entitled to make an initial investment election with respect to his or her Deferred Compensation Account as set forth in the Deferral Election Form and submit this election to the Company. A participant may change an investment election at any time by submitting election changes online as directed by the Company. Changes in investment elections shall become effective as soon as practicable after they have been properly submitted. The investments from which participants may choose shall be subject to change at the discretion of the Committee. The Committee reserves the right to shift any amount designated for an investment option eliminated by the Committee to the investment that the Committee determines, in its discretion, most closely resembles the eliminated investment.

Section 3.2.     Rate of Return. All amounts credited under the terms of the Plan to a Deferred Compensation Account maintained in the name of a participant shall be deemed to have been invested pursuant to the participant’s investment election as then in effect. Each participant’s Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange, with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the participant under Section 3.1 above until such time as the entire account has been distributed to the participant or to the participant’s beneficiary. In the case of a lump-sum distribution, as provided under Section 4.1 below, investment gains and losses shall cease to accrue as to the portion of a participant’s Deferred Compensation Account to be paid in a lump sum as of a valuation date prior to the date of payment determined under Section 4.1 below. Although the performance of the investments selected by a participant shall be used to determine the rate of return on the participant’s Deferred Compensation Account, deferrals will not necessarily be invested by the Company in the investments selected by the participant.

ARTICLE IV
DISTRIBUTION

Section 4.1.     Separation from Service. Except in the case of a participant who is a Specified Employee (as defined below) or as otherwise provided in Section 4.2, within 60 days after the date of a participant’s “separation from service” (as defined in Treas. Reg. § 1.409A-1(h)) for any reason, including disability or death, distribution of the amount credited to the participant’s Deferred Compensation Account in accordance with this Plan shall be made or shall commence in accordance with the alternative forms of distribution set forth below as elected by the participant in his or her Deferral Election Form for each deferral year.

In the case of a participant who is a Specified Employee, distribution of any portion of the participant’s Deferred Compensation Account to be paid in a lump sum shall be made, and the distribution of any portion of the participant’s account to be paid in installments shall commence, on the first day of the month immediately following the 6-month anniversary of the participant’s separation from service. For purposes of this Plan, a “Specified Employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).

Participants may elect an alternative form of distribution with respect to amounts deferred from each Deferral Source each year, as permitted by the Deferral Election Form. The alternative forms of distribution shall be:

(a)lump sum; or

(b)annual installments over a period not to exceed 15 years.

Where a participant has elected installments, the annual payment amount shall be determined each year by dividing the portion of the participant’s Deferred Compensation Account to be paid in installments, determined as of a valuation date prior to the date of payment that the Company has determined to be administratively feasible, by the number of remaining annual installments. The unpaid balance of such portion of the Deferred Compensation Account shall continue to earn a rate of return as specified in Section 3.2 above. The final installment shall be the balance of the portion of the participant’s Deferred Compensation Account to be paid in installments, including gains or losses credited to such portion of the account during the last year of the payout period. Once a distribution of a participant’s Deferred Compensation Account has been triggered due to a separation from service, the participant’s subsequent reemployment by the Company shall not stop or delay the ongoing distribution of the participant’s account under the Plan in accordance with this Section 4.1.

Once made, a participant’s election with respect to the time and form of distribution as described in this Section 4.1 shall be irrevocable; provided, however, that: (i) except in the case of an account of a Specified Employee, if at any time the balance of a participant’s Deferred Compensation Account that is in the process of an installment distribution falls below $10,000, the Committee may, in its sole discretion and without obligation to do so, pay out the remaining balance in the form of a lump sum to the extent permitted by Code Section 409A and Treas. Reg. § 1.409A-3(j)(4)(v) and (ii) if permitted by the Committee in the Committee’s sole discretion, a participant may make a subsequent election to delay the timing of a previously selected distribution provided that such subsequent election complies with all applicable laws and:

(i)the election may not take effect until at least 12 months after the date on which the election is made;

(ii)the first payment with respect to which the election is made is deferred not less than 5 years from the date the payment would otherwise have been made; and

(iii)the election may not be made less than 12 months prior to the date of the first previously scheduled distribution.
Section 4.2.     Scheduled In-Service Distributions. Although distribution of the amount credited to a participant’s account shall in all cases begin not later than 60 days following the participant’s separation from service for any reason (or beginning on the first day of the month following the 6-month anniversary of a Specified Employee’s separation from service), as described in Section 4.1 above, a participant may, with respect to amounts deferred from each Deferral Source each year, elect to take an in-service distribution of such amounts deferred and subsequent earnings thereon commencing on a certain date, in the form of a lump sum or annual installments over a period not to exceed 15 years (as provided in Section 4.1 above), as specified by the participant in his or her Deferral Election Form for that deferral year.

In no event may an in-service distribution be made before the date that is two years after the first day of the year in which any related deferral election became effective.

Once made, a participant’s elections with respect to scheduled in-service distributions for a particular year as described in this Section 4.2 shall be irrevocable except as follows: A participant may make a subsequent election to delay an in-service distribution payment, provided that:

(i)the election may not take effect until at least 12 months after the date on which the election is made;

(ii)the first payment with respect to which the election is made is deferred not less than 5 years from the date the payment would otherwise have been made; and

(iii)the election may not be made less than 12 months prior to the date of the first scheduled in-service distribution.

With respect to all amounts deferred prior to January 1, 2018 (and earnings thereon) other than Pre-2005 Deferrals (“Pre-2018 Deferrals”), in the event of a participant’s separation from service with the Company for any reason or death, any remaining in-service distribution amounts shall instead be distributed as elected for payments on separation from service or death in accordance with the Section 4.1 above and paid in accordance with the participant’s Deferral Election Form governing the year in which the amounts were deferred. With respect to deferrals other than Pre-2018 Deferrals, a separation from service or death shall have no impact on the distribution schedule of such amounts.

Section 4.3.     Death. If a participant should die before distribution of the full amount of any account described in this Plan has been made to the participant, any remaining amounts shall be distributed to the beneficiary designated by the participant on such beneficiary designation form as may be determined by the Committee (the “Beneficiary Designation Form”). Such unpaid deferred amounts shall be distributed to the participant’s designated beneficiary in the same form and on the same schedule as designated by the participant in his or her Deferral Election Form as if such death had not occurred. A participant may change his or her beneficiary designation at any time by submitting a new Beneficiary Designation Form to the Company but may not revoke a Beneficiary Designation Form once made so that no beneficiary is designated. With respect to Pre-2018 Deferrals only, if a participant has not designated a valid beneficiary, or if no designated beneficiary is living at the time of the participant’s death, then the portion of his or her account attributable to such deferral shall be distributed to the participant’s estate (or the person to whom the right to receive payment has been duly assigned by such estate) in a lump-sum distribution following the participant’s death but not later than December 31 of the first calendar year following the calendar year in which the death occurs (or, if applicable, the latest date permitted by regulations under Code Section 409A consistent with timely payment thereunder). With respect to deferrals other than Pre-2018 Deferrals, in all cases, (i) in the event that a participant dies prior to the commencement of distribution of the portion of his or her account attributable to such deferral, his or her account shall be distributed to the participant’s estate (or the person to whom the right to receive payment has been duly assigned by such estate) in a lump-sum distribution following the participant’s death but not later than December 31 of the first calendar year following the calendar year in which the death occurs (or, if applicable, the latest date permitted by regulations under Code Section 409A consistent with timely payment thereunder), and (ii) in the event that a participant dies after the commencement of distribution of the portion of his or her account attributable to such deferral shall be distributed to the participant’s designated beneficiary in the same form and on the same schedule as designated by the participant in his or her Deferral Election Form as if such death had not occurred.

Section 4.4.     Unforeseeable Emergencies. In the event a participant incurs an unforeseeable emergency, the participant may make a written request to the Committee for a hardship distribution from his or her accounts established under the Plan. For purposes of this Plan, an unforeseeable emergency shall have the meaning provided in Treas. Reg. § 1.409A-3(i)(3)(i) and shall include a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse or participant’s dependent (as defined in Code Section 152(a) without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A hardship distribution because of an unforeseeable emergency shall be permitted only to the extent reasonably needed to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution as determined in accordance with Treas. Reg. § 1.409A-3(i)(3)(ii) (or the comparable provisions of any successor Treasury regulation).

Section 4.5.     Other Withdrawals. Anything herein to the contrary notwithstanding, if at any time a court or the Internal Revenue Service determines that an amount in a participant’s account is includable in the gross income of the participant and subject to tax due to the failure of the Plan to meet the requirements of Code Section 409A and the regulations thereunder, the Committee may, in its sole discretion, permit a lump-sum distribution of an amount equal to the amount determined to be includable in the participant’s gross income to the extent permitted by Code Section 409A and applicable regulations thereunder.

Section 4.6.     Limit on Distributions. Except as otherwise provided by the Committee, the total distributions under the Plan in any calendar year shall be limited to such amount as may be deductible by the Company for federal income tax purposes under the Code in accordance with Treas. Reg. § 1.409A-2(b)(7)(i) (related to the delay of payments where the deduction is limited by Code Section 162(m)) (or the comparable provisions of any successor Treasury regulations). Payment will also be delayed to the extent the Company reasonably anticipates that making the payment will violate Federal securities laws or other applicable laws, provided that the payment is made at the earliest date at which the service recipient reasonably anticipates that the making of the payment will not cause such violation in accordance with Treas. Reg.
§ 1.409A-2(b)(7)(ii).

Section 4.7.     Tax Withholding. To the extent required by law, the Company shall withhold from all amounts hereunder all taxes, if any, required to be withheld by the federal and applicable state or local taxing authorities at such times, and in such amounts, as determined by the Company.

Section 4.8.     Distributions Under Domestic Relations Orders. Notwithstanding anything herein to the contrary, subject to Code Section 409A and Treas. Reg. § 1.409A-3(j)(4)(ii) (or the comparable provisions of any successor Treasury regulations), distributions from participants’ accounts shall be permitted to alternate payees pursuant to domestic relations orders (as defined in Code Section 414(p)), irrespective of whether participants are then entitled to distributions under the Plan. A distribution to an alternate payee prior to the participant’s entitlement to a distribution is available only if the distribution is pursuant to a domestic relations order that is in a form acceptable to the Committee and entered by a court of competent jurisdiction. Upon receipt of such an order, a lump-sum distribution shall be made to the alternate payee. In no case may an alternate payee maintain an ongoing interest in the Plan. Nothing in this Section 4.8 gives a participant a right to receive a distribution at a time not otherwise permitted by the Plan.

ARTICLE V
AMENDMENT AND TERMINATION OF PLAN

The Committee reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be effective as of the end of the calendar year during which notification is given to each participant or such other time determined by the Committee, to the extent consistent with Code Section 409A. Notification shall be by first class mail, addressed to each participant at the participant’s last known address, or by such other method as may be commonly used by the Company to communicate similar information if such notice is acknowledged by the participant. Any amounts credited to an account of any participant shall remain subject to the provisions of the Plan, and distribution shall not be accelerated because of the termination of the Plan unless such termination qualifies as a plan termination and liquidation in accordance with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix) (or any comparable successor Treasury regulation). No amendment or termination shall directly or indirectly reduce any participant’s accrued benefit under the Plan as of the effective date of such amendment or termination.

ARTICLE VI
CLAIMS PROCEDURE

Section 6.1.     Claims Reviewer. For purposes of handling claims with respect to this Plan, the “Claims Reviewer” shall be the Committee, unless another person or organizational unit is designated by the Company as Claims Reviewer.

Section 6.2.     Claims Procedure. An initial claim for benefits under the Plan must be made by the participant or his or her beneficiary in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer shall render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the participant or the participant’s beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a participant or the beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial, a reference to the Plan or other document or form that is the basis for the denial, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation as to why such information or material is necessary, and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimants duly authorized representative and received by the Company within 60 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing. The Company shall act to deny or accept the claim within 60 days after receipt of the claimant’s written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Company shall provide the claimant with written notification for such extension before the expiration of such initial 60-day period. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt for the claimant’s written request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Unfunded Plan. The Company has established and intends to continue funding the IQVIA Elective Deferred Compensation Trust (the “Rabbi Trust”), provided that the Company may at any time discontinue the use of the Rabbi Trust if so directed by the Committee. The assets of the Rabbi Trust shall be subject to the claims of the Company’s creditors and shall be located within the geographic United States. To the extent any benefits provided under the Plan are actually paid from the Rabbi Trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any specific property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contract, or the proceeds therefrom owned or which may be acquired by the Company (the “Policies”). Apart from the Rabbi Trust, such Policies or other assets of the Company shall not be held under any trust for the benefit of participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. The Company’s obligation under the plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of ERISA.

Section 7.2.     Expenses. Expenses of administration shall be paid by the Company. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

Section 7.3.     Rights Under Plan. The sole rights of a participant or beneficiary under this Plan shall be to have this Plan administered in accordance with its terms, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company shall be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any participant. The Plan shall not affect the right of the Company to deal with any participants in employment respects, including their hiring, discharge, discipline, compensation, and conditions of employment.

Section 7.4.     Distributions to Incompetent Persons. The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual’s care is appointed. Except as otherwise provided herein, when the Committee determines that such individual is unable to manage his or her financial affairs, the Committee may pay such individual’s benefits to such conservator or other person legally charged with such individual’s care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

Section 7.5.     Forfeiture and Clawback. Payments with respect to a participant’s Deferred Compensation Account are subject to forfeiture, termination and rescission, and a participant and his or her beneficiaries will be obligated to return to the Company payments received with respect to such Deferred Compensation Account as required by law, regulation or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, or in accordance with any clawback or similar policy maintained by the Company, as in effect from time to time.

Section 7.6.     Nonassignability. Neither a participant, nor his or her designated beneficiary, nor any other person shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of such beneficiary or otherwise, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the participant, his or her designated beneficiary, or any other person. Any such attempted assignment or transfer shall be void.

Section 7.7.     Notice. Any notice or filing required or permitted to be given to the Committee or the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company directed to the attention of the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Section 7.8.     Current Address. Each participant shall keep the Company informed of his or her current address and the current address of his or her designated beneficiary. The Company shall not be obligated to search for any person. If such person is not located within 3 years after the date on which payment of the participant’s benefits payable under this Plan may first be made, payment may be made as though the participant or his or her beneficiary had died at the end of such 3-year period, unless otherwise determined by the Committee.
Section 7.9.     Governing Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Delaware, in each case, without regard to principles of conflicts of law.

Section 7.10.     Administration and Interpretation Consistent with Code Section 409A. This Plan is intended to comply with Code Section 409A and all provisions of this Plan shall, to the maximum extent possible, be construed and interpreted in a manner consistent with Code Section 409A. Notwithstanding the foregoing, the participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A or any corresponding state or local law. A separation from service or termination of employment shall not be deemed to have occurred for purposes of providing for the payment of benefits under the Plan unless such termination constitutes, and references to “termination of employment” and similar terms shall be construed to require, a “Separation from Service” within the meaning of Code Section 409A and Treas. Reg. § 1.409A-1(h) (after giving effect to the presumptions contained therein). With respect to all amounts deferred under the Plan other than Pre-2018 Deferrals, each payment made under this Plan shall be treated as a separate payment and the right to a series of installment payments under this Plan is to be treated as a right to a series of separate payments. For purposes of this Plan, unless the context requires otherwise, the term “Company” shall include IQVIA Inc. and all affiliated entities classified as a single employer with IQVIA Inc. under Code Sections 414(b) and (c) in accordance with the definition of Service Recipient set forth in Treas. Reg. § 1.409A-1(g). For the avoidance of doubt, eligible participants under the Plan shall include select management and highly compensated employees of IQVIA Inc. as well as all affiliated entities classified as a single employer with IQVIA Inc. under Code Sections 414(b) and (c).

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